EXHIBIT 99.1

Grant of Option

To:	[ DIRECTOR ]
From:	United Rentals, Inc. (the “Company”)
Date:	As of [ GRANT DATE ]

This will confirm that you have been granted the option (“Option”) described below pursuant to the Company’s 2001 Senior Stock Plan (“Plan”):

Grant date:	[ GRANT DATE ]

Number of shares of Company common stock subject to Option:	[ NUMBER OF OPTIONS ]

Exercise price per share:	$[ EXERCISE PRICE ]

Expiration date:	[ TENTH ANNIVERSARY OF GRANT DATE ]

Vesting:	Option is fully vested

Lock-up:	Shares acquired upon exercise of the Option (“Option Shares”) are subject to the lock-up described in paragraph seven below.

Type of Option:	Nonstatutory (i.e., not an incentive stock option as defined in the Internal Revenue Code)

Other terms:	The Option is subject in all respect to the terms and conditions of the Plan and to the additional terms set forth herein. By accepting the Option, you agree to such terms.

You may exercise your Option at any time, and from time to time, in whole or in part, prior to the close of business on the expiration date indicated above. Your right to exercise your Option as aforesaid shall continue notwithstanding your ceasing to be a director of the Company.

In order to exercise the Option, you must (i) deliver to the Company written notice containing the information appearing on the form attached as Exhibit A, and (ii) make full payment of the applicable exercise price.

The Company may require that you remit to it an amount sufficient to satisfy any federal, state, or local withholding tax requirements prior to the delivery of any stock pursuant to the exercise of the Option.

The Option is personal to you and is non-transferable by you other than by will or the laws of descent and distribution or as otherwise permitted by the Plan. During your lifetime only you can exercise the Option except as otherwise permitted by the Plan. Upon your death, the person or persons to whom your rights pass by will or laws of descent and distribution will have the right to exercise the Option.

Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any inconsistencies between this grant agreement and the Plan shall be resolved in accordance with the terms of the Plan.

Except as hereinafter provided, none of the Option Shares may be sold, transferred, pledged, or otherwise disposed of or made subject to any hedging or other transaction or position that reduces the economic risk of ownership of the Option Shares. The foregoing restriction will lapse on a cumulative basis with respect to one-third of the Option Shares on the first three anniversaries of the grant date of the Option. In addition, the foregoing restriction will immediately terminate upon the occurrence of a Change in Control (as defined in Exhibit B hereto). The foregoing restriction will not preclude you from (i) transferring any Option Shares to your estate and heirs upon you death, (ii) tendering your Option Shares in any tender offer that, if consummated, would result in a Change in Control of the Company or (iii) engaging in a hedging or similar transaction involving broad market indexes or stock of any company other than the Company.

The agreements contained herein shall be binding upon, and inure to the benefit of, the Company’s successors.

This grant instrument constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the Option referred to herein.

United Rentals, Inc.

By:
Name:	Wayland R. Hicks
Title:	Chief Executive Officer

Exhibit A

UNITED RENTALS, INC.

Gentlemen:

I hereby exercise the Option identified below with respect to the number of shares indicated:

Date of grant of Option
Exercise price per share
Number of shares subject to Option
Number of shares with respect to which Option is being exercised hereby

In connection with this exercise, I enclose my check in the amount of $             in payment of the exercise price.

Optionee (Signature)	Social Security Number

Please Print Name	Street Address

Date	City	State	Zip Code

Exhibit B

Definition of Change of Control

A “Change in Control” shall be deemed to have occurred if:

1.	any “person” is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Act”)) directly or indirectly, of securities of United Rentals, Inc. representing 35% or more of the total voting power represented by then outstanding voting securities of United Rentals, Inc., or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board of Directors. The term “persons” is defined in Section 13(d) of the Act, except that the term “person” shall not include a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation which is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership in the Company; or

2.	there shall be consummated a merger of the Company, or a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of its assets, or any other business combination of the Company with any other corporation, other than any such merger or business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or business combination.